UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 15, 2008	000-52641
Date of Report (Date of earliest event reported)	Commission File Number

SILVER RESERVE CORP.
(Exact name of registrant as specified in its charter)

Delaware	98-0492752
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1226 White Oak Blvd., Suite 10A Oakville, Ontario L6H 2B9
(Address of Principal Executive Offices) (Zip Code)

905-845-1073

(Registrant’s telephone number, including area code)

Item 1.01 Entry into a Material Definitive Agreement

Silver Reserve Corp. (the “Company”) entered into an asset purchase agreement (the “Agreement”) with Roger Hall, effective as of February 15, 2008, to acquire a 100% interest in certain mineral claims located in Nye County, Nevada that are owned by Mr. Hall. Upon closing of the Agreement, the Company will issue Mr. Hall 175,000 shares of the Company’s common stock and pay him $5,000 as consideration for the mineral claims. The Company anticipates the Agreement will be consummated on February 20, 2008. Mr. Hall is the Company’s Chief Operating Officer and a member of its Board of Directors. The Agreement was approved by the disinterested members of the Company’s board of directors.

The Company does not consider the claims to be purchased pursuant to the Agreement to be material assets at this time. The Company’s assessment may change after exploration of the claims.

Item 9.01 Exhibits

10.1	Asset Purchase Agreement between Silver Reserve Corp. and Roger Hall dated as of February 15, 2008.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER RESERVE CORP.

February 18, 2008		/s/ Stafford Kelley
	Name:	Stafford Kelley
	Title:	Secretary